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                                                                      Exhibit 23


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-31395) and to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-00353, No. 333-00355, No. 333-00925, No. 33-15116, No. 333-18125, No.
333-21959, No. 33-15117, No. 33-23856, No. 33-29215, No. 33-29216, No. 33-37579,
No. 33-37580, No. 33-45986, No. 33-50737, No. 33-58437, No. 3358869, No.
33-58871 and No. 33-59600) of Raychem Corporation of our report dated July 15, 1998, except as to the second paragraph of the "Contingencies" footnote, which is as of August 10, 1998, appearing on page 17 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 19 of this Form 10-K.



PricewaterhouseCoopers LLP
San Jose, California
September 15, 1998